Exhibit 10.6

FORM OF URBAN EDGE PROPERTIES 2015 OMNIBUS SHARE PLAN
[INCENTIVE/NON-QUALIFIED] STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT (the “Agreement”) made as of the date set forth on Schedule A hereto between Urban Edge Properties, a Maryland real estate investment trust (the “Company”), and the employee of the Company or one of its affiliates listed on Schedule A (the “Employee”).

RECITALS

A.                                    In accordance with the Urban Edge Properties 2015 Omnibus Share Plan, as it may be amended or modified from time to time (the “Plan”), the Company desires, in connection with the employment of the Employee, to provide the Employee with an opportunity to acquire shares of the Company’s common shares of beneficial interest, par value $.01 per share (the “Common Shares”), and thereby provide additional incentive for the Employee to promote the progress and success of the business of the Company and its subsidiaries.

B.                                    Schedule A hereto sets forth certain significant details of the option grant herein and is incorporated herein by reference. Capitalized terms used herein and not otherwise defined have the meanings provided on Schedule A.

NOW, THEREFORE, the Company and the Employee hereby agree as follows:

AGREEMENT

1.                                      GRANT OF OPTIONS: On the terms and conditions set forth below, as well as the terms and conditions of the Plan and subject to adjustment as provided in Section 8 hereof, the Company hereby grants to the Employee the right to purchase (the “Option”) an aggregate of such number of Common Shares as is set forth on Schedule A at a purchase price per Common Share equal to the Exercise Price set forth on Schedule A. The Option [is/is not] intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) to the extent set forth on Schedule A.

2.                                      TERM OF OPTION: The term of the Option shall be the time period indicated on Schedule A from the date of grant referred to on Schedule A, subject to earlier termination or cancellation as provided in this Agreement.

Except as otherwise permitted under Section 7 hereof, the Option shall not be exercisable unless the Employee shall, at the time of exercise, be an employee of the Company or its affiliates.

3.                                      NON-TRANSFERABILITY OF OPTION: The Option shall not be transferable otherwise than by will or by the laws of descent and distribution, and the Option may be exercised during the Employee’s lifetime only by the Employee. More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as provided in the preceding sentence), pledged, or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions of the Plan or this Agreement, and any levy of any attachment or similar process upon the Option, shall be null and void and without effect, and the Compensation Committee of the Company (the “Committee”) may, in its discretion, upon the happening of any such event, terminate the Option forthwith.

4.                                      EXERCISE OF OPTION: Unless terminated pursuant to Section 7 hereof, the Option may be exercised as to not more than the Annual Option Vesting Amount (as defined on Schedule A) of the aggregate number of Common Shares originally subject thereto commencing on the first Annual Vesting Date (as defined on Schedule A) following the date of grant. Thereafter, on each Annual Vesting Date and until the expiration of the term of this Agreement (unless earlier terminated or canceled as provided in this Agreement), the Option may be exercised for an additional Annual Option Vesting Amount. To the extent that Schedule A provides for amounts or schedules of vesting that conflict with the provisions of this paragraph, the provisions of Schedule A will govern.

The right to purchase Common Shares pursuant to the Option shall be cumulative. If the full number of Common Shares available for purchase under the Option, to the extent the Option is vested, has not been purchased, the balance may be purchased at any time or from time to time thereafter, but prior to the termination of such Option. The Option shall not, however, be exercisable after the expiration thereof; and except as provided in Section 7 hereof, the Option shall not be exercisable unless the Employee is an employee of the Company or its affiliates at the time of exercise.

The holder of the Option shall not have any rights to dividends or any other rights of a shareholder with respect to the Common Shares subject to the Option until such Common Shares shall have been issued to him (as evidenced by the appropriate entry on the books of a duly authorized transfer agent of the Company), upon the purchase of such Common Shares through exercise of the Option.

Notwithstanding the foregoing or anything to the contrary set forth herein, upon (a) the occurrence of a Change in Control of the Company and (b) the termination of employment of the Employee with the Company or its affiliates within 24 months of such Change in Control either (i) by the Company (or its successor) without Cause (as defined below) or (ii) by the Employee for Good Reason (as defined below), then the Option shall become vested and immediately exercisable in full. For purposes of this Agreement, a “Change in Control” of the Company means the occurrence of one of the following events:

(i)                                     individuals who, on the date hereof, constitute the Board of Trustees of the Company (the “Incumbent Trustees”) cease for any reason to constitute at least a majority of the Board of Trustees (the “Board”), provided that any person becoming a trustee subsequent to the date hereof whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Trustees then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for trustee, without objection to such nomination) shall be an Incumbent Trustee; provided, however, that no individual initially elected or nominated as a trustee of the Company as a result of an actual or threatened election contest with respect to trustees or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Trustee;

(ii)                                  any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes, after the date hereof, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that an event described in this paragraph (ii) shall not be deemed to be a Change in Control if any of following becomes such a beneficial owner: (A) the Company or any majority-owned subsidiary of the Company (provided that this exclusion applies solely to the ownership levels of the Company or the majority-owned subsidiary), (B) any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any such majority-owned subsidiary, (C) any underwriter temporarily holding securities pursuant to an offering of such securities or (D) any person pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii));

(iii)                               the consummation of a merger, consolidation, share exchange or similar form of transaction involving the Company or any of its subsidiaries, or the sale of all or substantially all of the Company’s assets (a “Business Transaction”), unless immediately following such Business Transaction (a) more than 50% of the total voting power of the entity resulting from such Business Transaction or the entity acquiring the Company’s assets in such Business Transaction (the “Surviving Corporation”) is beneficially owned, directly or indirectly, by the Company’s shareholders immediately prior to any such Business Transaction, and (b) no person (other than the persons set forth in clauses (A), (B) or (C) of paragraph (ii) above or any tax-qualified, broad-based employee benefit plan of the Surviving Corporation or its affiliates) beneficially owns, directly or indirectly, 30% or more of the total voting power of the Surviving Corporation (a “Non-Qualifying Transaction”); or

(iv)                              Board approval of a liquidation or dissolution of the Company, unless the voting common equity interests of an ongoing entity (other than a liquidating trust) are beneficially owned, directly or indirectly, by the Company’s shareholders in substantially the same proportions as such shareholders owned the Company Voting Securities immediately prior to such liquidation and such ongoing entity assumes all existing obligations of the Company to Employee under this Agreement.

For the purposes of this Section and Section 7, “Cause” will mean, with respect to the Employee, the Employee’s: (a) conviction of, or plea of guilty or nolo contendre to, a felony pertaining or otherwise relating to his or her employment with the Company or an affiliate; or (b) willful misconduct that is materially economically injurious to the Company or any of its affiliates, in each case as determined in the Company’s sole discretion. For the purposes of this Section, “Good Reason” will mean (a) the assignment to the Employee of duties materially and adversely inconsistent with the Employee’s status prior to the Change in Control or a material and adverse alteration in the nature of the Employee’s duties, responsibilities or authority; (b) a reduction in the Employee’s base salary; or (c) a relocation of the Employee’s own office location to a location more than 30 miles from its location prior to the Change in Control. In the event the Employee is a party to an employment agreement with the Company or an affiliate thereof, and the definitions of Cause or Good Reason contained herein conflict with terms provided therefor in such employment agreement (or similar terms or provisions intended to cover substantially similar circumstances), the definitions contained in such employment agreement will govern.

5.                                      METHOD OF EXERCISE: The Option shall be exercisable by written notice specifying the number of Common Shares purchased and accompanied by payment in full in cash or by certified or bank cashier’s check payable to the order of the Company, by tender of Common Shares owned by the employee valued at fair market value as of the date of exercise or by a combination of cash and Common Shares. Upon delivery, by hand or by registered mail directed to the Company at its executive offices (currently at 888 Seventh Avenue, New York, NY 10019 Attn: Stock Option Administrator), the Company shall issue the number of Common Shares purchased, which issuance shall, in the event of a hand delivery of the exercise price, occur immediately upon such delivery, provided the holder of the Option shall have given two business days’ advance notice of such delivery. In no case may a fraction of a Common Share be purchased or issued pursuant to the exercise of an Option. The Option shall be deemed to have been exercised with respect to any particular Common Shares, if, and only if, the provisions of this Agreement shall have been complied with, in which event the Option shall be deemed to have been exercised on the date on which the notice described above shall have been delivered to the Company. The certificate or certificates of Common Shares as to which the Options shall be exercised shall be registered in the name of the person or persons exercising the Option.

6.                                      RESTRICTIONS ON COMMON SHARES: Common Shares issued upon the exercise of the Option shall be issued only to the holder of the Option. Any restrictions upon transfer of Common Shares issued upon the exercise of the Option, which in the opinion of the Company’s counsel are required by the Securities Act of 1933, as amended, shall be noted on the certificate thereof by appropriate legend.

7.                                      TERMINATION OF EMPLOYMENT: Any Options held by the Employee upon termination of employment shall remain exercisable as follows:

(I)                                   If the Employee’s termination of employment is due to death, all unvested Options shall become immediately exercisable in full and shall be exercisable by the Employee’s designated beneficiary, or, if none, the person(s) to whom such Employee’s rights under the Option are transferred by will or the laws of descent and distribution for the Applicable Option Exercise Period (as defined on Schedule A) following the date of death (but in no event beyond the term of the Option), and shall thereafter terminate;

(II)                              If the Employee’s termination of employment is due to disability (as defined in Section 22(e)(3) of the Code, or Section 422(c)(6) of the Code if this Option is intended to be an incentive stock option), all unvested Options shall become immediately exercisable in full and shall be exercisable for the Applicable Option Exercise Period following such termination of employment (but in no event beyond the term of the Option), and shall thereafter terminate;

(III)                         If the Employee’s termination of employment is due to retirement on or after the attainment of age 65, all unvested Options shall become immediately exercisable in full and shall be exercisable for the Applicable Option Exercise Period following such retirement (but in no event beyond the term of the Option), and shall thereafter terminate;

(IV)                          If the Employee’s termination of employment is for Cause, all Options, to the extent not vested, shall terminate on the date of termination and, all other Options, to the extent exercisable as of the date of termination, shall be exercisable for the Applicable Option Exercise Period, if any, following such termination of employment (but in no event beyond the term of the Option), and shall thereafter terminate; and

(V)                               If the Employee’s termination of employment is for any reason other than as set forth in clause (I), (II), (III) or (IV) of this Section 7, all unvested Options shall terminate on the date of termination, and all other Options, to the extent exercisable as of the date of termination, shall be exercisable for the Applicable Option Exercise Period following such termination of employment (but in no event beyond the term of the Option), and shall thereafter terminate. An Employee’s status as an employee shall not be considered terminated in the case of a leave of absence agreed to in writing by the Company (including, but not limited to, military and sick leave); provided that such leave is for a period of not more than one year or re-employment upon expiration of such leave is guaranteed by contract or statute.

8.                                      RECLASSIFICATION, CONSOLIDATION OR MERGER: In the event of any change in the outstanding Common Shares by reason of any share dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of Common Shares or other corporate change, or any distributions to common shareholders other than regular dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the Exercise Price and the number or kind of Common Shares issued or reserved for issuance pursuant to the Plan and to outstanding awards or make such other cash or other distribution as is equitable. If the Company is reorganized or consolidated or merged with another corporation, the Employee shall be entitled to receive options covering shares of such reorganized, consolidated or merged company in the same proportion, at an equivalent price, and subject to the same conditions. For purposes of the preceding sentence the excess of the aggregate fair market value of the shares subject to the Option immediately after the reorganization, consolidation or merger over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the Option immediately before the reorganization, consolidation or merger over the aggregate option price of the shares, and the new Option or assumption of the old Option shall not give the Employee additional benefits which he did not have under the old Option.

9.                                      APPROVAL OF COUNSEL: The issuance and delivery of Common Shares pursuant to the Option shall be subject to the reasonable approval by the Company’s counsel with respect to compliance with the requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and the requirements of any national securities exchange upon which the Common Shares may then be listed as in compliance with any other law or regulation, including, but not limited to, Section 856 of the Code.

10.                               NO RIGHT TO EMPLOYMENT: Nothing herein contained shall affect the right of the Company or any affiliate to terminate the Employee’s services, responsibilities and duties at any time for any reason whatsoever.

11.                               GOVERNING LAW: This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without references to principles of conflict of laws.

12.                               SEVERABILITY: If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

13.                               HEADINGS: The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

14.                               COUNTERPARTS: This Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

15.                               BENEFITS OF AGREEMENT: This Agreement shall inure to the benefit of and be binding upon each successor of the Company. All obligations imposed upon the Employee and all rights granted to the Company under this Agreement shall be binding upon the Employee’s heirs, legal representatives and successors. The Agreement shall be the sole and exclusive source of any and all rights which the Employee or his heirs, legal representatives or successors may have in respect to the Option and any Common Shares granted or issued hereunder whether to himself or any other person.

16.                               MISCELLANEOUS: This Agreement may not be amended except in writing signed by the Company and the Employee. Notwithstanding the foregoing, this Agreement may be amended in writing signed only by the Company to: (a) correct any errors or ambiguities in this Agreement; and/or (b) to make such changes that do not materially adversely affect the Employee’s rights hereunder. This option grant shall in no way affect the Employee’s participation or benefits under any other plan or benefit program maintained or provided by the Company. In the event of a conflict between this Agreement and the Plan, the Plan shall govern.

17.                               CONFLICT WITH EMPLOYMENT AGREEMENT: If (and only if) the Employee and the Company or its affiliates have entered into an employment agreement, in the event of any conflict between any of the provisions of this Agreement and any such employment agreement (in particular, but without limitation, with respect to the definition of “Cause”), the provisions of such employment agreement will govern. As further provided in Section 10, nothing herein shall imply that any employment agreement exists between the Employee and the Company or its affiliates.

18.                               TAX WITHHOLDING: The Company or its applicable affiliate has the right to withhold from other compensation payable to the Employee any and all applicable income and employment taxes due and owing with respect to the Options to the extent such amount is required to be paid by the Company or its applicable affiliate (the “Withholding Amount”), and/or to delay delivery of Common Shares until appropriate arrangements have been made for payment of such withholding. In the alternative, the

Company has the right to retain and cancel, or sell or otherwise dispose of, such number of Common Shares underlying Options as have a market value (determined at date the Withholding Amount becomes payable) approximately equal to the Withholding Amount, with any excess proceeds being paid to Employee.

19.                               ACKNOWLEDGEMENT.  The Employee hereby acknowledges and agrees that this Agreement and the Option issued hereunder shall constitute satisfaction in full of all obligations of the Company, if any, to grant to the Employee stock options pursuant to the terms of any written employment agreement or letter or other written offer or description of employment with the Company executed prior to or coincident with the date hereof.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date and year first above written.

URBAN EDGE PROPERTIES

By:
Name:
Title:

[EMPLOYEE]

SCHEDULE A TO OPTION AGREEMENT

(Terms being defined are in quotation marks.)

Date of Option Agreement:	As of

Name of Employee:

Number of Common Shares Subject to Grant:

“Exercise Price”:

Date of Grant:

Incentive and/or Non-Qualified Options	Number of: Incentive Stock Options (ISO) Non-Qualified Stock Options (NQ)

Term of Option from Date of Grant:	(Check the applicable box to indicate term of Option)

	☐	Ten years — expires on , 20
	☐	Five years — expires on , 20
☐
Vesting Period:

“Annual Option Vesting Amount” Insert the number of Options that vest each year or other applicable vesting schedule.	20 - 20 - 20 - 20 - 20 -	(NQ) and (NQ) and (NQ) and (NQ) and (NQ) and	(ISO) (ISO) (ISO) (ISO) (ISO)

“Annual Vesting Date” (or if such date is not a business day, on the next succeeding business day):

Insert the calendar date of each year in which Options will vest or other appropriate vesting schedule.

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“Applicable Option Exercise Period”:
Insert the period following termination for which an Option may still be exercised for each event referenced and as cross-referenced to the applicable Section of the Agreement.

Death (Section 7(I)): Disability (Section 7(II)): Retirement (Section 7(III)): Cause (Section 7(IV)): Other Termination (Section 7(V)):

Initials of Company representative:

Initials of Employee:

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